Exhibit No. 5.3
                           McDONALD CARANO WILSON LLP
                                December 6, 2004



Board of Directors
Media Services Group, Inc.
575 Madison Avenue
New York, New York  10022

         Re:      Registration Statement/Form S-8
                  Non-Plan Option Grant/Antine
                  Non-Plan Option Grant/Stoller
                  Non-Plan Option Grant/Peters

Ladies and Gentlemen:

         At your request, we have examined the Registration Statement on Form S-8 (the "Registration Statement") to be filed with the Securities and Exchange Commission in connection with the registration under the Securities Act of 1933, as amended, of an aggregate of 80,000 shares (the "Shares") of $.01 par value common stock (the "Common Stock") of Media Services Group, Inc. (the "Company") issuable upon exercise of options which have been and will be granted under the Non-Plan Option Agreements (the "Agreements") respectively entered with Seth Antine (60,000 shares), David Stoller (10,000 shares), and Joseph Peters (10,000 shares).

         As your counsel in connection with the Registration Statement, we have examined the proceedings taken by you in connection with the respective option grants and the authorization of the issuance of the Shares, and such documents as we have deemed necessary to render this opinion. For the purpose of the opinion rendered below, we have assumed that in connection with the issuance of the Shares, the Company will receive consideration in an amount not less than the aggregate par value of the Shares covered by each such issuance.

         Based upon and subject to the foregoing, it is our opinion that the Shares, when issued and outstanding pursuant to the terms of the Agreements, will be legally issued, fully paid, and non-assessable Common Stock.

         We consent to the use of this opinion as an exhibit to the Registration Statement and further consent to all references to us in the Registration Statement and any amendments thereto.

                                   Sincerely,

                                   /s/McDONALD CARANO WILSON LLP
                                   -----------------------------